Exhibit 99.1
SUPERVALU Reports Fourth Quarter Fiscal 2015 Results

•	Sales growth continues

◦	Sixth consecutive quarter of positive Save-A-Lot network ID sales; Positive 3.6% in Q4 fiscal 2015

◦	Fifth consecutive quarter of positive Retail Food ID sales; Positive 1.1% in Q4 fiscal 2015

◦	Company begins to supply select Haggen stores in Pacific Northwest

•	Diluted EPS from continuing operations of $0.13

◦	Adjusted Diluted EPS from continuing operations of $0.24

•	Operating earnings of $139 million for Q4 fiscal 2015 and $424 million for fiscal 2015

◦	Adjusted EBITDA of $215 million for Q4 fiscal 2015 and $789 million for fiscal 2015

MINNEAPOLIS--(BUSINESS WIRE)--April 28, 2015--SUPERVALU INC. (NYSE: SVU) today reported fourth quarter fiscal 2015 net sales of $4.36 billion and net earnings from continuing operations of $36 million ($0.13 per diluted share).
Results for the fourth quarter of fiscal 2015 included $30 million in after-tax debt refinancing, benefit plan and store closure costs and charges. When adjusted for these items, fourth quarter fiscal 2015 net earnings from continuing operations were $66 million ($0.24 per diluted share) which included an approximate $0.03 per diluted share benefit related to the additional week in fiscal 2015. Net earnings from continuing operations for last year’s fourth quarter were $42 million ($0.15 per diluted share) and included $8 million in after-tax net costs and charges primarily for employee severance and debt refinancing activities. When adjusted for these items, fourth quarter fiscal 2014 net earnings from continuing operations were $50 million ($0.18 per diluted share). [See tables 1-5 for a reconciliation of GAAP and non-GAAP (adjusted) results appearing in this release.]

"We finished the year with a strong quarter, highlighted by positive identical store sales at both Save-A-Lot and Retail Food as well as the transition of the first stores in our important new relationship with Haggen,” said President and CEO Sam Duncan.  “Overall, fiscal 2015 was a year of strategic investment in all three of our business segments and I’m pleased with how these investments have positioned us for growth in fiscal 2016."
Fourth Quarter Results - Continuing Operations
Fourth quarter net sales were $4.36 billion compared to $3.95 billion last year, an increase of $411 million or 10.4 percent, including the 53rd week, or an increase of $98 million or 2.5 percent excluding the additional week in fiscal 2015. Identical store sales in the Save-A-Lot network were positive 3.6 percent. Identical store sales for corporate stores within the Save-A-Lot network were positive 6.6 percent. Identical store sales in the Retail Food segment were positive 1.1 percent. Total sales within the Independent Business segment increased 7.4 percent, or decreased by 0.5 percent excluding the additional week. Fees earned under the Transition Services Agreements (“TSA”) in the fourth quarter were $49 million compared to $46 million last year.
Gross profit for the fourth quarter was $661 million, or 15.1 percent of net sales. Last year’s fourth quarter gross profit was $590 million, or 14.9 percent of net sales. The increase in gross profit rate compared to last year was primarily driven by lower logistics costs and a shift in business mix.
Selling and administrative expenses in the fourth quarter were $522 million, or 12.0 percent of net sales, and included $9 million of benefit plan and store closure charges. When adjusted for these items, selling and administrative expenses were $513 million, or 11.8 percent of net sales. Selling and administrative expenses in last year’s fourth quarter were $469 million, or 11.9 percent of net sales, and included $8 million in employee severance costs. When adjusted for this item, selling and administrative expenses in the fourth quarter of fiscal 2014 were $461 million, or 11.7 percent of net sales. The increase in adjusted selling and administrative expense rate was primarily driven by higher employee related costs and a shift in business mix.
Net interest expense for the fourth quarter was $87 million and included $40 million in debt refinancing costs and charges. When adjusted for these items, net interest expense in the fourth quarter was $47 million. Net interest expense for last year’s fourth quarter was $55 million and included $5 million in debt refinancing costs. When adjusted for this item, net interest expense in the fourth quarter of fiscal 2014 was $50 million. The decrease in adjusted net interest expense was primarily driven by lower average interest rates and lower outstanding debt balances.
SUPERVALU’s income tax expense was $17 million, or 31.7 percent of pre-tax earnings, for the fourth quarter, compared to an expense of $24 million, or 37.0 percent of pre-tax earnings in last year’s fourth quarter. The tax rate for the fourth quarter of fiscal 2015 reflects discrete tax benefits related to Company owned life insurance and resolution of certain tax matters for closed years.

Independent Business
Fourth quarter Independent Business net sales were $1.96 billion and included an approximate $143 million benefit from the 53rd week, compared to $1.82 billion last year, an increase of 7.4 percent, or a decrease of 0.5 percent excluding the additional week. When adjusted for the 53rd week, the decrease is primarily due to increased sales to existing customers and new accounts more than offset by lost accounts, including one New Albertson’s, Inc. banner that completed the transition to self-distribution.
Independent Business operating earnings in the fourth quarter were $63 million, or 3.2 percent of net sales. Last year’s Independent Business operating earnings in the fourth quarter were $54 million, or 3.0 percent of net sales, and included $4 million of employee severance costs. When adjusted for this item, Independent Business operating earnings in the fourth quarter of fiscal 2014 were $58 million, or 3.2 percent of net sales.
Save-A-Lot
Fourth quarter Save-A-Lot net sales were $1.14 billion and included an approximate $79 million benefit from the 53rd week, compared to $999 million last year, an increase of 13.7 percent, or 6.0 percent excluding the additional week. When adjusted for the 53rd week, the sales increase reflects the impact of new store openings and network identical store sales of positive 3.6 percent. Identical store sales for corporate stores within the Save-A-Lot network were positive 6.6 percent.
Save-A-Lot operating earnings in the fourth quarter were $47 million, or 4.2 percent of net sales, and included $3 million of store closure charges. When adjusted for this item, Save-A-Lot operating earnings in the fourth quarter of fiscal 2015 were $50 million, or 4.4 percent of net sales. Last year’s Save-A-Lot operating earnings in the fourth quarter were $43 million, or 4.3 percent of net sales. The increase in Save-A-Lot operating earnings as a percent of sales was primarily driven by a lower level of price investment.
Retail Food
Fourth quarter Retail Food net sales were $1.22 billion and included an approximate $87 million benefit from the 53rd week, compared to $1.09 billion last year, an increase of 12.5 percent, or 4.4 percent excluding the additional week. When adjusted for the 53rd week, the sales increase was primarily due to newly acquired stores and identical store sales of positive 1.1 percent.
Retail Food operating earnings in the fourth quarter were $44 million, or 3.6 percent of net sales. Last year’s Retail Food operating earnings were $38 million, or 3.5 percent of net sales, and included $2 million in employee severance costs. When adjusted for this item, Retail Food operating earnings in the fourth quarter of fiscal 2014 were $40 million, or 3.6 percent of net sales.
Corporate
Fourth quarter fees earned under the TSA were $49 million and included an approximate $4 million benefit from the 53rd week, compared to $46 million last year.
Net Corporate operating loss in the fourth quarter was $15 million and included $6 million in employee benefit plan charges. When adjusted for these items, net Corporate operating loss in the fourth quarter was $9 million. Last year’s fourth quarter net Corporate operating loss was $14 million and included $2 million in employee severance costs. When adjusted for this item, net Corporate operating loss in the fourth quarter of fiscal 2014 was $12 million. The decrease in net Corporate operating loss was primarily driven by lower pension expense.
Cash flows - Continuing Operations
Year-to-date fiscal 2015 net cash flows provided by operating activities of continuing operations were $333 million compared to $129 million in the prior year, reflecting prior year cash uses following the NAI Banner sale, including the fiscal 2014 workforce reduction and working capital changes, and lower cash used in income taxes, partly offset by a fiscal 2015 discretionary pension plan contribution. Year-to-date net cash flows used in investing activities of continuing operations were $285 million compared to $86 million in the prior year, reflecting higher levels of capital expenditures in Retail Food store remodels, new Save-A-Lot stores, supply chain investments, and payments for business acquisitions. Year-to-date net cash flows used in financing activities of continuing operations were $92 million compared to $107 million in the prior year, primarily reflecting lower proceeds from the sale of common stock, offset by lower financing costs.

Discontinued Operations
On March 21, 2013, the Company completed the sale of five retail grocery banners (Albertson's, Acme, Jewel-Osco, Shaw’s and Star Market). The results from these banners are presented as discontinued operations for all periods and include the operating results and charges related to these stores.
Conference Call
A conference call to review the fourth quarter results is scheduled for 9:00 a.m. central time today. The call will be webcast live at www.supervaluinvestors.com (click on microphone icon). A replay of the call will be archived at www.supervaluinvestors.com. To access the website replay go to the "Investors" link and click on "Presentations and Webcasts."
About SUPERVALU INC.
SUPERVALU INC. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $18 billion. SUPERVALU serves customers across the United States through a network of 3,353 stores composed of 1,825 primary stores serviced by the Company’s food distribution business; 1,334 Save-A-Lot stores, of which 903 are operated by licensee owners; and 194 traditional retail grocery stores (store counts as of February 28, 2015). Headquartered in Minnesota, SUPERVALU has approximately 40,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as "estimates," "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute initiatives, substantial indebtedness, labor relations issues, escalating costs of providing employee benefits, relationships with Albertson’s LLC. New Albertson’s Inc. and Haggen, intrusions to and disruption of information technology systems, impact of economic conditions, governmental regulation, food and drug safety issues, legal proceedings, severe weather, natural disasters and adverse climate changes, disruption to supply chain and distribution network, changes in military business, adequacy of insurance, volatility in fuel and energy costs, asset impairment charges, fluctuations in our common stock price and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except percent and per share data)

	Fourth Quarter Ended				Fiscal Year Ended
	February 28, 2015 (13 weeks)		February 22, 2014 (12 weeks)		February 28, 2015 (53 weeks)		February 22, 2014 (52 weeks)
Net sales	$4,364	100.0%	$3,953	100.0%	$17,820	100.0%	$17,153	100.0%
Cost of sales	3,703	84.9	3,363	85.1	15,242	85.5	14,623	85.3
Gross profit(1)	661	15.1	590	14.9	2,578	14.5	2,530	14.7
Selling and administrative expenses(1)	522	12.0	469	11.9	2,154	12.1	2,107	12.3
Operating earnings	139	3.2	121	3.1	424	2.4	423	2.5
Interest expense, net(1)	87	2.0	55	1.4	243	1.4	407	2.4
Equity in earnings of unconsolidated affiliates	(1)	—	—	—	(4)	—	(2)	—
Earnings from continuing operations before income taxes(1)	53	1.2	66	1.7	185	1.0	18	0.1
Income tax provision	17	0.4	24	0.6	58	0.3	5	—
Net earnings from continuing operations(1)	36	0.8	42	1.1	127	0.7	13	0.1
Income (loss) from discontinued operations, net of tax	4	0.1	(14)	(0.3)	72	0.4	176	1.0
Net earnings including noncontrolling interests	40	0.9	28	0.7	199	1.1	189	1.1
Less net earnings attributable to noncontrolling interests	(1)	—	(2)	(0.1)	(7)	—	(7)	—
Net earnings attributable to SUPERVALU INC.	$39	0.9%	$26	0.7%	$192	1.1%	$182	1.1%

Basic net earnings (loss) per share attributable to SUPERVALU INC.:
Continuing operations	$0.13		$0.15		$0.46		$0.02
Discontinued operations	$0.02		$(0.05)		$0.28		$0.69
Basic net earnings per share	$0.15		$0.10		$0.74		$0.71
Diluted net earnings (loss) per share attributable to SUPERVALU INC.:
Continuing operations(1)	$0.13		$0.15		$0.45		$0.02
Discontinued operations	$0.02		$(0.05)		$0.27		$0.68
Diluted net earnings per share	$0.14		$0.10		$0.73		$0.70
Weighted average number of shares outstanding:
Basic	261		259		260		255
Diluted	266		261		264		258

(1)
Results from continuing operations for the fourth quarter ended February 28, 2015 include net charges and costs of $49 before tax ($30 after tax, or $0.11 per diluted share), comprised of debt refinancing costs of $35 before tax ($22 after tax, or $0.08 per diluted share) and unamortized financing cost charges of $5 before tax ($3 after tax, or $0.01 per diluted share) included within Interest expense, net, and a benefit plan charge of $5 before tax ($3 after tax, or $0.01 per diluted share), store closure charges of $3 before tax ($2 after tax, or $0.01 per diluted share) and a further pension settlement charge of $1 before tax ($0 after tax, or $0.00 per diluted share) included within Selling and administrative expenses.

Results from continuing operations for the fourth quarter ended February 22, 2014 include net costs and charges of $13 before tax ($8 after tax, or $0.03 per diluted share), comprised of severance costs of $8 before tax ($5 after tax, or $0.02 per diluted share) included within Selling and administrative expenses, and debt refinancing costs of $4 before tax ($3 after tax, or $0.01 per diluted share) and unamortized financing cost charges of $1 before tax ($0 after tax, or $0.00 per diluted share) included within Interest expense, net.

Results from continuing operations for the fiscal year ended February 28, 2015 include net charges and costs of $118 before tax ($70 after tax, or $0.27 per diluted share), comprised of pension settlement charges of $64 before tax ($36 after tax, or $0.14 per diluted share), a benefit plan charge of $5 before tax ($3 after tax, or $0.01 per diluted share), store closure charges of $3 before tax ($2 after tax, or $0.01 per diluted share), information technology intrusion costs, net of insurance recoverable, of $2 before tax ($1 after tax, or $0.01 per diluted share) and severance costs of $1 before tax ($1 after tax, or $0.00 per diluted share) included within Selling and administrative expenses, and debt refinancing costs of $37 before tax ($23 after tax, or $0.08 per diluted share) and unamortized financing cost charges of $6 before tax ($4 after tax, or $0.02 per diluted share) included within Interest expense, net.

Results from continuing operations for the fiscal year ended February 22, 2014 include net costs and charges of $235 before tax ($144 after tax, or $0.56 per diluted share), comprised of charges for the write-off of non-cash unamortized financing costs and original issue discount acceleration of $99 before tax ($60 after tax, or $0.24 per diluted share) and debt refinancing costs of $75 before tax ($47 after tax, or $0.18 per diluted share) recorded in Interest expense, net, severance costs and accelerated stock-based compensation charges of $46 before tax ($29 after tax, or $0.11 per diluted share), non-cash asset impairment and other charges of $16 before tax ($11 after tax, or $0.04 per diluted share), contract breakage and other costs of $6 before tax ($2 after tax, or $0.01 per diluted share) and a legal settlement charge of $5 before tax ($3 after tax, or $0.01 per diluted share) recorded in Selling and administrative expenses, and multi-employer pension withdrawal charge of $3 before tax ($2 after tax, or $0.01 per diluted share) recorded in Gross profit, offset in part by a gain on sale of property of $15 before tax ($10 after tax, or $0.04 per diluted share) recorded in Selling and administrative expenses.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION
(Unaudited)
(In millions, except percent data)

	Fourth Quarter Ended		Fiscal Year Ended
	February 28, 2015 (13 weeks)	February 22, 2014 (12 weeks)	February 28, 2015 (53 weeks)	February 22, 2014 (52 weeks)
Net sales
Independent Business	$1,956	$1,821	$8,134	$8,036
% of total	44.8%	46.1%	45.6%	46.9%
Save-A-Lot	1,136	999	4,613	4,228
% of total	26.1%	25.2%	25.9%	24.6%
Retail Food	1,223	1,087	4,879	4,649
% of total	28.0%	27.5%	27.4%	27.1%
Corporate	49	46	194	240
% of total	1.1%	1.2%	1.1%	1.4%
Total net sales	$4,364	$3,953	$17,820	$17,153
	100.0%	100.0%	100.0%	100.0%
Operating earnings
Independent Business(1)	$63	$54	$243	$235
% of Independent Business sales	3.2%	3.0%	3.0%	2.9%
Save-A-Lot(2)	47	43	153	167
% of Save-A-Lot sales	4.2%	4.3%	3.3%	3.9%
Retail Food(3)	44	38	122	77
% of Retail Food sales	3.6%	3.5%	2.5%	1.7%
Corporate(4)	(15)	(14)	(94)	(56)
Total operating earnings	139	121	424	423
% of total net sales	3.2%	3.1%	2.4%	2.5%
Interest expense, net(5)	87	55	243	407
Equity in earnings of unconsolidated affiliates	(1)	—	(4)	(2)
Earnings from continuing operations before income taxes	53	66	185	18
Income tax provision	17	24	58	5
Net earnings from continuing operations	36	42	127	13
Income (loss) from discontinued operations, net of tax	4	(14)	72	176
Net earnings including noncontrolling interests	40	28	199	189
Less net earnings attributable to noncontrolling interests	(1)	(2)	(7)	(7)
Net earnings attributable to SUPERVALU INC.	$39	$26	$192	$182

LIFO charge (credit)
Independent Business	$1	$(4)	$4	$(3)
Retail Food	—	(3)	4	(6)
Total LIFO charge (credit)	$1	$(7)	$8	$(9)
Depreciation and amortization
Independent Business	$12	$11	$48	$51
Save-A-Lot	15	14	65	64
Retail Food	39	42	172	187
Total depreciation and amortization	$66	$67	$285	$302

(1)
Independent Business operating earnings for the fourth quarter ended February 22, 2014 include severance costs of $4. Independent Business operating earnings for the fiscal year ended February 28, 2015 include severance costs of $1. Independent Business operating earnings for the fiscal year ended February 22, 2014 include severance costs of $17, a multi-employer pension withdrawal charge of $3, non-cash asset impairment and other charges of $2 and contract breakage and other costs of $1, offset in part by a gain on sale of property of $15.

(2)
Save-A-Lot operating earnings for the fourth quarter and fiscal year ended February 28, 2015 include store closure charges of $3. Save-A-Lot operating earnings for the fiscal year ended February 22, 2014 include a legal settlement charge of $5, non-cash asset impairment and other charges of $3 and severance costs and accelerated stock-based compensation charges of $2.

(3)
Retail food operating earnings for the fourth quarter ended February 22, 2014 include severance costs of $2. Retail Food operating earnings for the fiscal year ended February 22, 2014 include non-cash asset impairment charges related to software projects abandoned during the period of $9, severance costs and accelerated stock-based compensation charges of $8 and contract breakage costs of $2.

(4)
Corporate operating loss for the fourth quarter ended February 28, 2015 includes a benefit plan charge of $5 and a non-cash pension settlement charge of $1. Corporate operating loss for the fourth quarter ended February 22, 2014 includes severance costs of $2. Corporate operating loss for the fiscal year ended February 28, 2015 includes a non-cash pension settlement charge of $64, a benefit plan charge of $5 and information technology intrusion costs, net of insurance recoverable, of $2. Corporate operating loss for the fiscal year ended February 22, 2014 includes severance costs and accelerated stock-based compensation charges of $19, contract breakage and other costs of $3 and non-cash asset impairment and other charges of $2.

(5)
Interest expense, net for the fourth quarter ended February 28, 2015 includes debt refinancing costs $35 and unamortized financing costs charges of $5. Interest expense, net for the fourth quarter ended February 22, 2014 includes debt refinancing costs of $4 and the write-off of unamortized financing charges of $1 related to the January 2014 term loan amendment. Interest expense, net for the fiscal year ended February 28, 2015 includes debt refinancing costs of $37 and unamortized financing costs charges of $6. Interest expense, net for the fiscal year ended February 22, 2014 includes charges for the write-off of unamortized financing costs and original issue discount acceleration of $99 and debt refinancing costs of $75.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions, except per share data)

	February 28, 2015	February 22, 2014
ASSETS
Current assets
Cash and cash equivalents	$114	$83
Receivables, net	482	493
Inventories, net	984	861
Other current assets	120	106
Total current assets	1,700	1,543
Property, plant and equipment, net	1,470	1,497
Goodwill	865	847
Intangible assets, net	48	43
Deferred tax assets	265	287
Other assets	137	157
Total assets	$4,485	$4,374
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$1,121	$1,043
Accrued vacation, compensation and benefits	204	190
Current maturities of long-term debt and capital lease obligations	35	45
Other current liabilities	173	213
Total current liabilities	1,533	1,491
Long-term debt	2,480	2,486
Long-term capital lease obligations	213	246
Pension and other postretirement benefit obligations	602	536
Long-term tax liabilities	119	140
Other long-term liabilities	174	205
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.01 par value: 400 shares authorized; 262 and 260 shares issued, respectively	3	3
Capital in excess of par value	2,810	2,862
Treasury stock, at cost, 2 and 4 shares, respectively	(33)	(101)
Accumulated other comprehensive loss	(423)	(307)
Accumulated deficit	(3,003)	(3,195)
Total SUPERVALU INC. stockholders’ deficit	(646)	(738)
Noncontrolling interests	10	8
Total stockholders’ deficit	(636)	(730)
Total liabilities and stockholders’ deficit	$4,485	$4,374

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Fiscal Year Ended
	February 28, 2015 (53 weeks)	February 22, 2014 (52 weeks)
Cash flows from operating activities
Net earnings including noncontrolling interests	$199	$189
Income from discontinued operations, net of tax	72	176
Net earnings from continuing operations	127	13
Adjustments to reconcile Net earnings from continuing operations to Net cash provided by operating activities – continuing operations:
Asset impairment and other charges	45	194
Net gain on sale of assets and exits of surplus leases	(14)	(17)
Depreciation and amortization	285	302
LIFO charge (credit)	8	(9)
Deferred income taxes	4	(39)
Stock-based compensation	23	22
Net pension and other postretirement benefits cost	96	79
Contributions to pension and other postretirement benefit plans	(169)	(124)
Other adjustments	30	34
Changes in operating assets and liabilities, net of effects from business combinations:
Receivables	9	(54)
Inventories	(124)	2
Accounts payable and accrued liabilities	75	(127)
Income taxes	(15)	(79)
Other changes in operating assets and liabilities	(47)	(68)
Net cash provided by operating activities – continuing operations	333	129
Net cash provided by (used in) operating activities – discontinued operations	75	(101)
Net cash provided by operating activities	408	28
Cash flows from investing activities
Proceeds from sale of assets	7	14
Purchases of property, plant and equipment	(239)	(111)
Payments for business acquisition	(55)	—
Other	2	11
Net cash used in investing activities – continuing operations	(285)	(86)
Net cash provided by investing activities – discontinued operations	—	135
Net cash (used in) provided by investing activities	(285)	49
Cash flows from financing activities
Proceeds from issuance of debt	350	2,098
Proceeds from the sale of common stock	7	177
Payments of debt and capital lease obligations	(400)	(2,221)
Payments for debt financing costs	(42)	(151)
Distributions to noncontrolling interests	(8)	(9)
Other	1	(1)
Net cash used in financing activities – continuing operations	(92)	(107)
Net cash used in financing activities – discontinued operations	—	(36)
Net cash used in financing activities	(92)	(143)
Net increase (decrease) in cash and cash equivalents	31	(66)
Cash and cash equivalents at beginning of period	83	149
Cash and cash equivalents at the end of period	$114	$83
SUPPLEMENTAL CASH FLOW INFORMATION
The Company’s non-cash activities were as follows:
Capital lease asset additions	$1	$2
Purchases of property, plant and equipment included in Accounts payable	$21	$19
Interest and income taxes paid:
Interest paid, net of amounts capitalized	$180	$227
Income taxes (refunded) paid, net	$(7)	$118

SUPERVALU INC. and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

SUPERVALU INC.'s consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles ("GAAP"). The measures and items identified below are provided as a supplement to our consolidated financial statements and should not be considered an alternative to any GAAP measure of performance or liquidity. The presentation of these financial measures and items is not intended to be a substitute for or be superior to any financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Certain adjustments to our GAAP financial measures reflected below exclude certain items that are occasionally recurring in nature and may be reflected in our financial results for the foreseeable future. These measurements and items may be different from non-GAAP financial measures used by other companies. All measurements are provided as a reconciliation from a GAAP measurement. Management believes the measurements and items identified below are important measures of business performance that provide investors with useful supplemental information. SUPERVALU utilizes certain non-GAAP measures to analyze underlying core business trends to understand operating performance. In addition, management utilizes certain non-GAAP measures as a compensation performance measure. The items below should be reviewed in conjunction with SUPERVALU INC.'s financial results reported in accordance with GAAP, as reported in SUPERVALU's Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended February 28, 2015.

RECONCILIATIONS OF EARNINGS FROM CONTINUING OPERATIONS TO EARNINGS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

Table 1
	Fourth Quarter Ended February 28, 2015
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$53	$36	$0.13
Adjustments:
Debt refinancing costs	35	22	0.08
Unamortized financing cost charges	5	3	0.01
Benefit plan charge	5	3	0.01
Store closure charges	3	2	0.01
Pension settlement charge	1	—	—
Continuing operations after adjustments	$102	$66	$0.24

Table 2
	Fiscal Year Ended February 28, 2015
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$185	$127	$0.45
Adjustments:
Pension settlement charge	64	36	0.14
Debt refinancing costs	37	23	0.08
Unamortized financing cost charges	6	4	0.02
Benefit plan charge	5	3	0.01
Store closure charges	3	2	0.01
Information technology intrusion costs, net of insurance recoverable	2	1	0.01
Severance costs	1	1	—
Continuing operations after adjustments	$303	$197	$0.72

Table 3
	Fourth Quarter Ended February 22, 2014
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$66	$42	$0.15
Adjustments:
Severance costs	8	5	0.02
Debt refinancing costs	4	3	0.01
Unamortized financing cost charges	1	—	—
Continuing operations after adjustments	$79	$50	$0.18

Table 4
	Fiscal Year Ended February 22, 2014
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$18	$13	$0.02
Adjustments:
Unamortized financing cost charges and original issue discount acceleration	99	60	0.24
Debt refinancing costs	75	47	0.18
Severance costs and accelerated stock-based compensation charges	46	29	0.11
Asset impairment and other charges	16	11	0.04
Contract breakage and other costs	6	2	0.01
Legal settlement charge	5	3	0.01
Multiemployer pension withdrawal charge	3	2	0.01
Gain on sale of property	(15)	(10)	(0.04)
Continuing operations after adjustments	$253	$157	$0.58

RECONCILIATION OF OPERATING EARNINGS FROM CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION AS REPORTED TO SUPPLEMENTALLY PROVIDED ADJUSTED EBITDA AND PRO FORMA ADJUSTED EBITDA

TABLE 5
	Fourth Quarter Ended		Fiscal Year Ended
(In millions)	February 28, 2015 (13 weeks)	February 22, 2014 (12 weeks)	February 28, 2015 (53 weeks)	February 22, 2014 (52 weeks)
Independent Business operating earnings, as reported	$63	$54	$243	$235
Adjustments:
Severance costs and accelerated stock-based compensation charges	—	4	1	17
Multiemployer pension withdrawal charge	—	—	—	3
Asset impairment and other charges	—	—	—	2
Contract breakage and other costs	—	—	—	1
Gain on sale of property	—	—	—	(15)
Independent Business operating earnings, as adjusted	63	58	244	243
Independent Business depreciation and amortization	12	11	48	51
LIFO charge (credit)	1	(4)	4	(3)
Independent Business adjusted EBITDA(1)	$76	$65	$296	$291

Save-A-Lot operating earnings, as reported	$47	$43	$153	$167
Adjustments:
Store closure charges	3	—	3	—
Severance costs	—	—	—	2
Asset impairment and other charges	—	—	—	3
Legal settlement charge	—	—	—	5
Save-A-Lot operating earnings, as adjusted	50	43	156	177
Save-A-Lot depreciation and amortization	15	14	65	64
Save-A-Lot adjusted EBITDA(1)	$65	$57	$221	$241

Retail Food operating earnings, as reported	$44	$38	$122	$77
Adjustments:
Severance costs and accelerated stock-based compensation charges	—	2	—	8
Asset impairment and other charges	—	—	—	9
Contract breakage and other costs	—	—	—	2
Retail Food operating earnings, as adjusted	44	40	122	96
Retail Food depreciation and amortization	39	42	172	187
LIFO (credit) charge	—	(3)	4	(6)
Equity in earnings of unconsolidated affiliates(2)	1	—	4	2

Less Net earnings attributable to noncontrolling interests(2)	(1)	(2)	(7)	(7)
Retail Food adjusted EBITDA(1)(2)	$83	$77	$295	$272

Corporate operating loss, as reported	$(15)	(14)	$(94)	$(56)
Adjustments:
Pension settlement charge	1	—	64	—
Benefit plan charge	5	—	5	—
Information technology intrusion costs, net of insurance recoverable	—	—	2	—
Severance costs and accelerated stock-based compensation charges	—	2	—	19
Contract breakage and other costs	—	—	—	3
Asset impairment and other charges	—	—	—	2
Corporate operating loss, as adjusted	(9)	(12)	(23)	(32)
Corporate depreciation and amortization	—	—	—	—
Corporate adjusted EBITDA(1)	$(9)	$(12)	$(23)	$(32)
Total adjusted EBITDA(1)(2)	$215	$187	$789	$772
Pro forma adjustment:
Incremental administrative expense reimbursements(3)	—	—	—	11
Total pro forma adjusted EBITDA(1)(2)(3)	$215	$187	$789	$783

(1)
The Company's measure of adjusted EBITDA includes SUPERVALU INC.'s segment operating earnings (loss), as reported, plus depreciation and amortization, LIFO charge (credit), equity earnings of unconsolidated affiliates and any unusual items, and less net earnings attributable to noncontrolling interests.

(2)
In the first quarter of fiscal 2015, the Company revised its definition of Adjusted EBITDA to include equity in earnings of unconsolidated affiliates and remove net earnings attributable to noncontrolling interests in order for previously reported Adjusted EBITDA measures to remain unchanged when reconciling from segment operating earnings after corrections to certain condensed consolidated financial statement line items were made.

(3)
Incremental administrative expense reimbursements represents additional fees that the Company would have received under the Transition Services Agreements between SUPERVALU INC. and New Albertson's, Inc. ("NAI") and between SUPERVALU INC. and Albertson's LLC ("ABS") entered into in connection with the sale of the NAI retail banners to AB Acquisition, LLC (the "NAI TSA") on March 21, 2013 (the "NAI Banner Sale"), net of the fees recognized under the previous agreement between SUPERVALU INC. and ABS, which was terminated on the closing of the NAI Banner Sale. The NAI TSA provides NAI and ABS with certain administrative and other services following the closing of the NAI Banner Sale for an initial term of two and a half years following the sale and is subject to certain adjustments under the terms of the agreement, such as a decrease in the number of stores and distribution centers operated by NAI and ABS. Upon commencement of discontinued operations presentation in accordance with GAAP, SUPERVALU INC. retained certain administrative functions for which SUPERVALU INC. agreed to provide transitional services to NAI similar to those previously provided to ABS. This pro forma adjustment is intended to provide investors an understanding as to the effects of administrative expenses reported by SUPERVALU INC. under discontinued operations presentation in accordance with GAAP, which subsequent to the NAI Banner Sale are covered under the NAI TSA. This pro forma adjustment is directly attributable to the NAI Banner Sale and the presentation of reporting thereon, is derived from the terms of the NAI TSA, and will have a continuing impact on SUPERVALU INC.'s results.

CONTACT:
SUPERVALU INC.
Investor Contact
Steve Bloomquist, 952-828-4144
steve.j.bloomquist@supervalu.com
or
Media Contact
Jeff Swanson, 952-903-1645
jeffrey.s.swanson@supervalu.com